Exhibit 99.1

For Immediate Release	May 11, 2021

Crown Crafts Announces Closing of Carousel Designs

GONZALES, La., May 11, 2021 – Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) announced today that it is closing the operations of its Carousel Designs, LLC, subsidiary, effective May 21, 2021. The Carousel Designs manufacturing facility in Douglasville, Georgia, and its direct-to-consumer website, www.babybedding.com, will cease operations on that date.

The Company decided to close Carousel Designs due to high costs, declining sales and continued losses associated with the subsidiary. Net sales for Carousel Designs declined from $6.6 million in fiscal year 2019 to $4.8 million in fiscal year 2020, the most recently reported full fiscal year. Crown Crafts’ consolidated diluted earnings per share without Carousel Designs would have been higher by $0.06 and $0.04 in fiscal years 2019 and 2020, respectively.

“We regret that we have had to make this difficult decision, but it is in the best interests of all of our stakeholders as we continue to manage Crown Crafts with a focus on long-term profitability and expense control,” said E. Randall Chestnut, Chairman and Chief Executive Officer of Crown Crafts.

The Company expects to record charges totaling $2.8 million to $3.4 million in fiscal years 2021 and 2022, most of which will be non-cash charges associated with the impairment of long-lived assets.

Carousel Designs will work to fulfill any customer orders placed prior to the closing date. Any customers whose orders cannot be fulfilled will receive full refunds.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products. Founded in 1957, Crown Crafts is one of America’s largest producers of infant bedding, toddler bedding, bibs and developmental toys. The Company operates through its two wholly owned subsidiaries, NoJo Baby & Kids, Inc., and Sassy Baby, Inc., which market a variety of infant, toddler and juvenile products under Company-owned trademarks, as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores and juvenile specialty stores. For more information, visit the Company’s website at www.crowncrafts.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, the impact of the COVID-19 pandemic on the Company’s business operations, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Olivia W. Elliott

President and Chief Operating Officer

(225) 647-9124

oelliott@crowncrafts.com